                                                                    Exhibit 99.8

                    KEY  AUTO FINANCE TRUST 1997-1
                    SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                    Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                    Owner Trustee: Chase Manhattan Bank Delaware

Distribution Period: January 1, 1999 to December 31, 1999

Statement for Class A and Class B Noteholders and
Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                          Certificate Amount
                                                                                                    ----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                      15,994,474.04                   0.0000000
          Class A-2 Note  Amount                                                      66,000,000.00                   0.0000000
          Class A-3 Note  Amount                                                       6,455,092.32                 128.9714538
          Class B  Note  Amount                                                                0.00                   0.0000000
          Certificates  Amount                                                                 0.00                   0.0000000


(ii)  Interest Distribution

          Class A-1 Note  Amount                                                         114,287.14                   0.0000000
          Class A-2 Note  Amount                                                       2,212,044.36                   0.0000000
          Class A-3 Note  Amount                                                       2,835,087.37                   5.0689949
          Class B  Note  Amount                                                        1,683,648.00                   5.3333333
          Certificates  Amount                                                         1,350,426.00                   6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of                         83,530,907.68
Collection Period)


(iv)    Class A-1 Notes Balance (end of Collection Period)                                     0.00
        Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                     0.00
        Class A-2 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-3 Notes Balance (end of Collection Period)                            39,685,907.68
        Class A-3 Pool Factor (end of Collection Period)                                                              0.8601007
        Class B Notes Balance (end of Collection Period)                              26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                1.0000000
        Certificates Balance (end of Collection Period)                               17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                           1.0000000


(v)  Basic Servicing Fee                                                               1,284,603.25


(vi)   Aggregate Net Losses                                                            3,977,174.52
        Aggregate Realized Losses                                                      6,667,126.61
        Cummulative Net Losses for all periods                                        21,994,890.30

             KEY  AUTO FINANCE TRUST 1997-1
             SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
             Servicer: Key Bank USA, N.A.
             Indenture Trustee: Bankers Trust Company
             Owner Trustee: Chase Manhattan Bank Delaware

Distribution Period: January 1, 1999 to December 31, 1999

Statement for Class A and Class B Noteholders and
Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                    ----------------------------

(vii)   Reserve Account Balance after Giving Effect to Payments                        6,839,790.00
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to                       6,839,790.00
          Payments
        Made on Distribution Date
        Draws on Reserve Account                                                               0.00
        Deposits to Reserve Account                                                            0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                          0.00                   0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                          0.00                   0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                          0.00                   0.0000000
         Class B Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Certificates Interest Carryover Shortfall                                             0.00                   0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                         0.00                   0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                         0.00                   0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                         0.00                   0.0000000
         Class B Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Certificates Principal Carryover Shortfall                                            0.00                   0.0000000

(ix)  Additional Principal Distributable Amount                                                0.00

(x)  Aggregate Purchase Amount of Receivables Repurchased by the                               0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts

                                                                               Number                         Balance
                                                                  --------------------------------------------------------------
           30-59 Days                                                            575                               3,942,609.02
           60-89 Days                                                            206                               1,560,159.67
           90 Days or More                                                       101                                 711,241.15
           Financed Vehicles repossessed but not yet Charged-off                  23                                 138,557.38




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